Exhibit 99.1


                  JoS. A. Bank Clothiers Reports 41%
             Increase in First Quarter Earnings Per Share


    HAMPSTEAD, Md.--(BUSINESS WIRE)--June 11, 2007--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that earnings for the first quarter of fiscal 2007 increased 41% to $0.45 per share, as compared to $0.32 per share for the first quarter of fiscal 2006. Net income in the first quarter of fiscal 2007 was $8.4 million, as compared to $5.9 million in the first quarter of 2006. The first quarter of fiscal 2007 ended May 5, 2007; the first quarter of fiscal 2006 ended April 29, 2006.

    Comparing the first quarter of fiscal 2007 with the first quarter of fiscal 2006, total net sales increased 13.9% to $129.5 million from $113.7 million; comparable store sales increased 3.8%; and Direct
Marketing sales increased 20.9%.

    A conference call to discuss fiscal 2007 first quarter earnings will be held today at 11:00 a.m. Eastern Time (ET). To participate in the call please dial (USA) 888-428-4479 or (International) 651-291-5254 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 2:30 p.m. ET on June 11, 2007 until June 18, 2007 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 871553. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select 'Company Information' and 'Investor Relations').

    All earnings per share amounts in this new release represent diluted earnings per share.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 388 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


                     JOS. A. BANK CLOTHIERS, INC.
                     CONSOLIDATED BALANCE SHEETS
                   FEBRUARY 3, 2007 AND MAY 5, 2007
                            (In Thousands)

                                        February 3, 2007  May 5, 2007
                                        ---------------- -------------
ASSETS                                                   (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents               $      43,080   $    26,474
  Accounts receivable, net                        5,193         7,249
  Inventories, net                              183,471       180,263
  Prepaid expenses and other current
   assets                                        18,560        22,116
                                        ---------------- -------------
    Total current assets                        250,304       236,102

NONCURRENT ASSETS:
  Property, plant and equipment, net            117,553       117,741
  Other noncurrent assets                           535           518
                                        ---------------- -------------
    Total assets                          $     368,392   $   354,361
                                        ================ =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                        $      41,683   $    30,484
  Accrued expenses                               63,606        49,780
  Deferred tax liability - current                8,453         8,453
                                        ---------------- -------------
    Total current liabilities                   113,742        88,717

NONCURRENT LIABILITIES:
  Long-term debt                                    412           415
  Noncurrent lease obligations                   42,053        43,846
  Deferred tax liability - noncurrent             2,595         2,191
  Other noncurrent liabilities                    1,356         1,620
                                        ---------------- -------------
    Total liabilities                           160,158       136,789
                                        ---------------- -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock                                      180           181
  Additional paid-in capital                     78,101        79,080
  Retained earnings                             130,092       138,450
  Accumulated other comprehensive
   losses                                          (139)         (139)
                                        ---------------- -------------
    Total stockholders' equity                  208,234       217,572
                                        ---------------- -------------
    Total liabilities and stockholders'
     equity                               $     368,392   $   354,361
                                        ================ =============


    Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of February 3, 2007 and May 5, 2007) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2007 and the Annual Report on Form 10-K for the fiscal year ended February 3, 2007, which were filed with the Securities and Exchange Commission on June 11, 2007 and April 17, 2007, respectively.


                     JOS. A. BANK CLOTHIERS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
          THREE MONTHS ENDED APRIL 29, 2006 AND MAY 5, 2007
             (In Thousands, Except Per Share Information)
                             (Unaudited)

                                              Three Months Ended
                                        ------------------------------
                                        April 29, 2006   May 5, 2007
                                        --------------- --------------

NET SALES                                $     113,665   $    129,533

Cost of goods sold                              43,914         48,453
                                        --------------- --------------

GROSS PROFIT                                    69,751         81,080
                                        --------------- --------------

OPERATING EXPENSES:
   Sales and marketing                          47,116         53,781
   General and administrative                   12,200         13,497
                                        --------------- --------------
Total operating expenses                        59,316         67,278
                                        --------------- --------------

OPERATING INCOME                                10,435         13,802

OTHER INCOME (EXPENSES):
   Interest income                                  23            438
   Interest expense                               (344)          (101)
                                        --------------- --------------
Other income (expenses)                           (321)           337
                                        --------------- --------------

Income before provision for income
 taxes                                          10,114         14,139
Provision for income taxes                       4,253          5,781
                                        --------------- --------------

NET INCOME                               $       5,861   $      8,358
                                        --------------- --------------

EARNINGS PER SHARE:
Net income:
  Basic                                  $        0.33   $       0.46
  Diluted                                $        0.32   $       0.45
Weighted average shares outstanding:
  Basic                                         17,884         18,042
  Diluted                                       18,347         18,376


    Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three months ended April 29, 2006 and May 5, 2007 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2007, which was filed with the Securities and Exchange Commission on June 11, 2007.


                     JOS. A. BANK CLOTHIERS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
          THREE MONTHS ENDED APRIL 29, 2006 AND MAY 5, 2007
                            (In Thousands)
                             (Unaudited)

                                              Three Months Ended
                                         -----------------------------
                                         April 29, 2006  May 5, 2007
                                         -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                              $      5,861   $      8,358
Adjustments to reconcile net income to
 net cash used in operating activities:
  Depreciation and amortization                  3,686          4,480
  Increase (decrease) in deferred taxes            213           (404)
  Loss on disposition of assets                      3             69
  Net increase in operating working
   capital                                     (35,099)       (22,751)
                                         -------------- --------------

    Net cash used in operating
     activities                                (25,336)       (10,248)
                                         -------------- --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                          (5,936)        (7,338)
                                         -------------- --------------

    Net cash used in investing
     activities                                 (5,936)        (7,338)
                                         -------------- --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under long-term credit
   agreement                                    25,978              -
  Repayment of borrowings under long-
   term credit agreement                       (13,542)             -
  Proceeds from long-term debt                     400              -
  Repayment of other long-term debt               (236)             -
  Income tax benefit from exercise of
   stock options                                 5,134            227
  Net proceeds from exercise of stock
   options                                       7,046            753
                                         -------------- --------------

    Net cash provided by financing
     activities                                 24,780            980
                                         -------------- --------------

Net decrease in cash and cash
 equivalents                                    (6,492)       (16,606)

CASH AND CASH EQUIVALENTS, beginning of
 year                                            7,344         43,080
                                         -------------- --------------

CASH AND CASH EQUIVALENTS, end of year    $        852   $     26,474
                                         ============== ==============


    Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for three months ended April 29, 2006 and May 5, 2007 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2007, which was filed with the Securities and Exchange Commission on June 11, 2007.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/
             phoenix.zhtml?c=113815&p=irol-news&nyo=0),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com